UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2016

ViaSat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2016, ViaSat, Inc. (“ViaSat”) and ViaSat Technologies Limited, a company organized under the laws of England and a wholly owned subsidiary of ViaSat (“VTL”), entered into a Second Amendment Agreement (the “Amendment Agreement”) by and among VTL, ViaSat, JPMorgan Chase Bank, National Association (as Ex-Im Facility Agent) and the Export-Import Bank of the United States (“Ex-Im Bank”), which amended that certain Credit Agreement, dated as of March 12, 2015, by and among VTL (as borrower), ViaSat (as parent guarantor), JPMorgan Chase Bank, National Association (as Ex-Im Facility Agent) and Ex-Im Bank, as amended (the “Ex-Im Credit Facility”).

The Amendment Agreement was entered into in connection with the substitution of launch service providers for the ViaSat-2 satellite. Under the Amendment Agreement, the Ex-Im Credit Facility was amended, among other things, to:

•	reduce the total size of the Ex-Im Credit Facility from $524.9 million to $386.7 million, to reflect revised estimates of ViaSat-2 project expenses, the fact that payments to the new launch service provider for the ViaSat-2 satellite will no longer be financed under the Ex-Im Credit Facility and the associated reduction in completion exposure fees;

•	delay for up to six months the required commencement of principal repayments under the Ex-Im Credit Facility, so that the first principal repayment date will now be the earlier of April 15, 2018 and six months after the in-orbit acceptance date of the ViaSat-2 satellite; and

•	require borrowings under the Ex-Im Credit Facility to be repaid in 16 approximately equal semi-annual installments (instead of 17 installments, reflecting the delay in the commencement of principal repayments and the unchanged maturity date of October 15, 2025).

JPMorgan Chase Bank, National Association and its affiliates have performed, and may in the future perform, for ViaSat and its affiliates various commercial banking, investment banking, financial advisory or other services (including in connection with ViaSat’s senior secured revolving credit facility), for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The description of the Amendment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Second Amendment Agreement, dated as of March 23, 2016, by and among ViaSat Technologies Limited, ViaSat, Inc., JPMorgan Chase Bank, National Association (as Ex-Im Facility Agent) and the Export-Import Bank of the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2016	ViaSat, Inc.

	By:	/s/ Paul Castor
Paul Castor
Vice President, Chief Corporate Counsel